Exhibit 99.1

HYGEIA THERAPEUTICS, INC. AND CANTERBURY LABORATORIES, llc

COMBINED FINANCIAL STATEMENTS

December 31, 2012 AND 2011

SEPTEMBER 30, 2013 and 2012

HYGEIA THERAPEUTICS, INC. AND CANTERBURY LABORATORIES, llc

COMBINED FINANCIAL STATEMENTS

December 31, 2012 AND 2011

SEPTEMBER 30, 2013 and 2012

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Hygeia Therapeutics, Inc. and Canterbury Laboratories, LLC

We have audited the accompanying combined balance sheets of Hygeia Therapeutics, Inc. and Canterbury Laboratories, LLC (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December, 2012. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements were prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and as of December 31, 2012 had negative working capital, accumulated deficit and stockholders and members deficit. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman, Kurland and Mohidin LLP

Encino, CA

November 14, 2013

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HYGEIA THERAPEUTICS, INC. AND CANTERBURY LABORATORIES, LLC

COMBINED BALANCE SHEETS

	December 31,		September 30,
	2012	2011	2013
			(unaudited)
ASSETS
Current assets
Cash	$6,673	$48,090	$129,672
Accounts receivable	–	–	23,655
Prepaid expenses	–	7,255	–
Total current assets	6,673	55,345	153,327

Property and equipment, net	5,112	5,095	7,446
Intangible assets, net	155,821	171,685	132,571
Total assets	$167,606	$232,125	$293,344

LIABILITIES, STOCKHOLDERS' AND MEMBERS' DEFICIT
Current liabilities
Advances from stockholder/member	62,814	64,856	62,814
Payables and accrued expenses	414,374	360,488	412,790
Total current liabilities	477,188	425,344	475,604

Long-term liabilities - convertible notes payable	–	–	715,000

Commitments and contingencies

Stockholders' and members' deficit
Hygeia Series A convertible preferred stock, par value $0.0001 Authorized 42,000,000 shares: 20,000,064 shares issued and outstanding	2,000	2,000	2,000
Canterbury Series A convertible preferred units Authorized 91,000,000 shares: 53,745,298, 0 and 53,745,298 units issued and outstanding	–	–	–
Canterbury common units Authorized 106,000,000 units: 7,774,260 units issued and outstanding	–	–	–
Canterbury profit units. Authorized 7,341,880 units: 2,349,965, 0 and 2,349,965 units issued and outstanding	–	–	–
Hygeia common stock, par value $0.0001. Authorized 27,000,000 shares, issued and outstanding 10,124,225 shares	1,012	1,012	1,012
Additional paid-in-capital and member's equity	2,106,790	1,927,088	2,086,416
Accumulated deficit	(2,419,384)	(2,123,319)	(2,986,688)
Total shareholders' and members' deficit	(309,582)	(193,219)	(897,260)
Total liabilities and shareholders' and members' deficit	$167,606	$232,125	$293,344

See accompanying notes to financial statements.

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HYGEIA THERAPEUTICS, INC. AND CANTERBURY LABORATORIES, LLC

COMBINED STATEMENTS OF OPERATIONS

	Years Ended December 31,		Nine Months Ended September 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)

Contract revenues	$246,731	$318,146	$127,167	$80,245
Cost of revenues	123,374	25,325	89,387	38,505
Gross profit	123,357	292,821	37,780	41,740

Operating expenses
General and administrative	324,261	354,316	210,359	147,422
Legal and professional services	77,965	95,105	329,224	39,920
Research and development	–	83,000	20,668	–
Depreciation and amortization	17,196	4,449	24,566	8,728
Total operating expenses	419,422	536,870	584,817	196,070

Loss from operations	(296,065)	(244,049)	(547,037)	(154,330)

Interest expense	–	–	20,267	–
Net loss	$(296,065)	$(244,049)	$(567,304)	$(154,330)

See accompanying notes to financial statements.

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HYGEIA THERAPEUTICS, INC. AND CANTERBURY LABORATORIES, LLC

COMBINED STATEMENTS OF STOCKHOLDERS'/MEMBERS' DEFICIT

					Number of Canterbury Units
	Hygeia Series A Convertible Preferred Stock		Hygeia Common Stock		Series A			Additional Paid-in Capital and Members'	Accumulated
	Shares	Amount	Shares	Amount	Preferred	Common	Profit	Equity	Deficit	Total
Balance - December 31, 2010	18,394,029	$1,839	10,124,225	$1,012	–	–	–	$1,752,249	$(1,879,270)	$(124,170)

Capitalized license for issuance of shares to Yale University	1,606,035	161	–	–	–	–	–	174,839	–	175,000

Net loss									(244,049)	(244,049)
Balance - December 31, 2011	20,000,064	2,000	10,124,225	1,012	–	–	–	1,927,088	(2,123,319)	(193,219)

Units issued due to reorganization	–	–	–	–	20,000,064	7,774,260	2,349,965	–	–	–

Units issued in 2012, net	–	–	–	–	33,745,234	–	–	179,702	–	179,702

Net loss	–	–	–	–	–	–	–	–	(296,065)	(296,065)
Balance - December 31, 2012	20,000,064	$2,000	10,124,225	$1,012	53,745,298	7,774,260	2,349,965	$2,106,790	$(2,419,384)	$(309,582)

Offering cost for member's units	–	–	–	–	–	–	–	(20,374)	–	(20,374)

Net loss	–	–	–	–	–	–	–	–	(567,304)	(567,304)
Balance - September 30, 2013 (unaudited)	20,000,064	$2,000	10,124,225	$1,012	53,745,298	7,774,260	2,349,965	$2,086,416	$(2,986,688)	$(897,260)

See accompanying notes to financial statements.

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HYGEIA THERAPEUTICS, INC. AND CANTERBURY LABORATORIES, LLC

COMBINED STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Nine Months Ended September 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(296,065)	$(244,049)	$(567,304)	$(154,330)
Adjustments to reconcile net loss to net cash used in operating activities.
Depreciation and amortization	17,196	4,449	24,566	8,728
Decrease/(Increase) in assets
Accounts receivable	–	–	(23,655)	–
Prepaid expenses	7,255	43,915	–	–
Increase in liabilities:
Accrued expenses	53,886	217,115	(1,584)	27,102
Net cash provided by (used in) operating activities	(217,728)	21,430	(567,977)	(118,500)

Cash flows from investing activities:
Purchase of fixed assets	(1,349)	(2,418)	(3,650)	(922)
Net cash used in investing activities	(1,349)	(2,418)	(3,650)	(922)

Cash flows from financing activities:
Due from/(payments to) related party	–	912	–	(16,600)
Advances from/(payments to) shareholder/member	(2,042)	5,000	–	–
Proceeds from Series A convertible preferred stock, net	179,702	–	–	171,883
Proceeds from notes	–	–	715,000	–
Offering costs for issuance of ownership units	–	–	(20,374)	(12,181)
Net cash provided by (used in) financing activities	177,660	5,912	694,626	143,102

Net increase/(decrease) in cash and equivalents	(41,417)	24,924	122,999	23,680

Cash and equivalents, beginning of period	48,090	23,166	6,673	–

Cash and equivalents, end of period	$6,673	$48,090	$129,672	$23,680

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$–	$–	$–	$–
Cash paid during the period for income taxes	$–	$–	$–	$–

See accompanying notes to financial statements.

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HYGEIA THERAPEUTICS, INC. AND CANTERBURY LABORATORIES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012 and 2011

SEPTEMBER 30, 2013 and 2012 (UNAUDITED)

1.	Description of Operations

Hygeia Therapeutics, Inc. (“Hygeia”), a Delaware Corporation, based in Holden, Massachusetts was formerly known as Orcas Therapeutics, Inc. It was incorporated on November 14, 2005 to acquire and develop biodegradable hormone receptor modulators for topical indications. Hygeia is focused on developing topical therapies for conditions where localized treatments offer advantages over systemic therapies. It also conducts testing on drugs including topical synthetic estrogen and anti-androgen.

Hygeia has signed an Exclusive License Agreement (the “Yale License”) with Yale University (“Yale”) under U.S. Patent 7,015,211“15.alpha.-Substituted Estradiol Carboxylic Acid Esters as Locally Active Estrogens,” U.S. Patent 6,476,012 “Estradiol-16.alpha Carboxylic Acid Esters as Locally Active Estrogens” and U.S. Patent 8,552,061 “Locally active "soft" antiandrogens” (“Yale Patents”). Hygeia agreed to pay royalty fees to Yale quarterly beginning in the first calendar quarter in which net sales occur.

Canterbury Laboratories, LLC (“Canterbury”), is a Delaware Limited Liability Company that was formed on October 14, 2011 and began operations on February 22, 2012. Initially, the Company was a wholly owned subsidiary of Hygeia. Canterbury is engaged in the premium cosmeceutical business. Cosmeceuticals are the latest addition to the health industry and are sometimes described as cosmetic products with “drug-like benefits.” Generally, cosmeceuticals are products sold over-the-counter, without the regulatory requirement of approval from the U.S. Food and Drug Authority (“FDA”).

A reorganization and separation agreement was signed on October 20, 2011 between Canterbury and Hygeia under which Hygeia received 100% of all issued and outstanding units of all classes of limited liability company membership interests of Canterbury. Hygeia distributed these profit units to holders of its common and preferred stock, with each holder of 1 share of common or preferred stock in Hygeia given 1 profit unit in Canterbury. Further, 720,821 shares were issued to the Hygeia’s non-qualifying stock option (“NSO”) holders to liquidate the 720,821 shares of outstanding NSO’s. Holders of Hygeia stock purchase warrants for 1,782,901 shares were issued in exchange an equal number of units of Canterbury stock purchase warrants. Pursuant to the license agreement 1,606,035 shares of Series A convertible preferred stock was issued to Yale University for the Yale License. In February 2012, Hygeia assigned its rights and obligations related to non-prescription products under the Yale License to Canterbury.

As of September 30, 2013, equity holders of Hygeia held 94% of the membership units of Canterbury. Accordingly, the financial results of Hygeia and Canterbury are presented herein on a combined basis and the combination of Hygeia and Canterbury will be referred to herein as the “Company” or “Canterbury Group.”

2.	Going Concern

The Company has suffered losses from operations and, without additional capital, currently lacks liquidity to meet its current obligations. The Company had a net loss for the years ended December 31, 2012 and 2011 of $296,065 and $244,049, respectively and a loss of $567,304 for the nine months ended September 30, 2013. As of December 31, 2012 the Company had negative working capital of $470,515 and an accumulated deficit of $2,419,384 and as of September 30, 2013, the Company had negative working capital of $322,277 and an accumulated deficit of $2,986,688. Unless additional financing is obtained, the Company may not be able to continue as a going concern.

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In 2011, the Company raised $912 through an advance from a related party and $5,000 through an advance from a shareholder. In 2012, the Company raised $179,702 through the issuance of Series A convertible preferred stock for Canterbury and used $2,042 to repay an advance from a shareholder. In the nine months ended September 30, 2013, the Company raised a net of $659,547 through the issuance of convertible promissory notes. The Company is seeking additional capital to continue and expand its operation. However, due to the current economic environment and the Company’s current financial condition, we cannot assure current and future stockholders there will be adequate capital available when needed and on acceptable terms. The financial statements were prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern.

3.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The balance sheets at December 31, 2012 and 2011 and September 30, 2013, along with the statements of operations for 2011 and 2012 and the nine months ended September 30, 2013, combine the accounts of Hygeia and Canterbury. All significant intercompany balances were eliminated in combination.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash and Equivalents

The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Our financial instruments include cash and equivalents, accounts payable and accrued liabilities. The carrying amounts of financial instruments approximate fair value (“FV”) due to their short maturities.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation is computed utilizing the straight-line method over the five-year estimated useful lives of the related assets.

Intangible Asset

The intangible asset is the $175,000 the Company paid for Yale License in 2011, net of amortization. The value of this intangible asset was $155,281 and $171,685 as of December 31, 2011 and 2012, respectively and $132,571 as of September 30, 2013.

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To review the value of the intangible asset at December 31, 2012 and 2011 and September 30, 2013, the Company followed the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350 “Intangibles- Goodwill and Other Intangible Assets” and first examined the facts and circumstances for the asset to determine if it was more likely than not that an impairment had occurred. The Company then compares discounted cash flow forecasts related to the asset with the stated value of the asset on the balance sheet. The objective is to determine the value of the intangible asset to an industry participant who is a willing buyer not under compulsion to buy and the Company is a willing seller not under compulsion to sell. Based on this process, the Company determined that the value of the intangible asset was not impaired as of December 31, 2012 and 2011 or September 30, 2013.

The forecast for the revenue streams associated with the intangible asset were discounted at a range of discount rates determined by taking the risk-free interest rate at the time of valuation, plus premiums for equity risk to small companies in general, for factors specific to the Company and the business for a total discount rate of 24%. Terminal values were determined by taking cash flows in year five of the forecast, then applying an annual growth of 2% and discounting that stream of cash flows by the discount rate used for that section of the business.

Revenue Recognition

The Company performs research to develop compounds for prescription pharmaceuticals and non-prescription “cosmeceuticals.” The first of these compounds has been developed for incorporation into a non-prescription, cosmeceutical product formulation (“Product”) under an Exclusive Development Collaboration Agreement (“EDC”). The EDC party agreed to pay the Company the costs and expenses associated with the contract and fees for management services provided by the Company. Revenue is recognized when each sub-project of the product research is completed and delivered.

Research and Development Expenses

Research and development expenditures are expensed as incurred and were $83,000 for 2011, $0 for 2012 and $20,668 for the nine months ended September 30, 2013.

Income Taxes

Canterbury is a limited liability partnership for tax purposes and income and losses are distributed to the members. Hygeia is a C Corporation for tax purposes and Hygeia utilizes FASB ASC Topic 740 “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Recent Accounting Pronouncements

On July 27, 2012, the FASB issued ASU 2012-02 “Intangibles-Goodwill and Other (Topic 350)” Testing Indefinite-Lived Intangible Assets for Impairment. The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired.  If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required.  However, if an entity concludes otherwise, it would be required to determine the FV of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under US GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted. The adoption of this pronouncement did not have a material impact on our financial statements.

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4.	Litigation

The Company is not a party to any litigation.

5.	Property and equipment, net

Property and equipment consists of the following as of December 31, 2012 and 2011 and September 30, 2013:

			September 30,
	2012	2011	2013
			(unaudited)
Office equipment	$6,148	$6,939	$9,798
Accumulated depreciation	(1,036)	(1,844)	(2,352)
	$5,112	$5,095	$7,446

Depreciation expense was $1,036 and $1,134 for the years ended December 31, 2012 and 2011, respectively and $1,316 and $687 for the nine months ended September 30, 2013 and 2012, respectively.

6.	Intangible Assets

On October 14, 2011, in exchange for the Yale License, Hygeia issued 1,606,035 shares of Series A convertible preferred stock to Yale when the Company’s stock was valued at $0.108964. Hygeia capitalized $175,000 for the value of the patent license and was amortizing it over the life of the underlying patent which expires in 2022. On February 22, 2012, Hygeia transferred the net carrying value of this asset totaling $168,154 to Canterbury. The amortization for this license was $31,000 and $31,986 for 2012 and 2011, respectively, and $23,250 and $3,762 for the nine months ended September 30, 2013 and 2012, respectively. Intangible assets are reviewed for impairment when events or circumstances indicate their carrying amount may not be recoverable. No impairment was recorded in 2011 or 2012, or for the nine months ended September 30, 2013.

7.    Payables and Accrued Liabilities

The following are the components of payables and accrued liabilities for the dates indicated:

	December 31,		September 30,
	2012	2011	2013
			(unaudited)
Research fees payable	$101,000	$101,000	$101,000
Legal and accounting fees payable	113,078	109,453	190,647
Health insurance reimbursable to officers	123,858	112,662	26,902
Accrued interest	–	–	20,267
Accrued royalty fees	62,986	31,986	73,974
Other accrued expenses	13,452	5,387	–
Total payables and accrued expenses	$414,374	$360,488	$412,790

Research fees are due to a third party who performed a portion of the research work for the EDC. Legal and accounting fees are for legal work and the preparation of the Company’s financial statements contained herein. Health insurance reimbursable to officers is for health insurance costs paid directly by the two officers of the Company that are reimbursable by the Company. The accrued royalty fees are for payments accrued for the Yale License.

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8.    Convertible Notes Payable

From May to September 2013, Canterbury entered into a number of promissory notes totaling $715,000. These notes bear interest at 8%, mature on December 31, 2014 and are convertible into units of ownership of Canterbury at 154% of the amount of the note, divided by the per unit price of a financing over $1 million or consideration offered for the purchase or transfer of assets of Canterbury, or the transfer or sale of 50% or more of the ownership of Canterbury. These notes are unsecured.

9.    Stockholders’ Equity for Hygeia

Hygeia has 27,000,000 shares of common stock authorized and 10,124,225 shares issued and outstanding as of December 31, 2012 and September 30, 2013. These shares have a par value of $0.0001. The Hygeia Series A convertible preferred (“Hygeia Series A”) has 42,000,000 shares authorized and 20,000,064 shares outstanding as of December 31, 2012 and September 30, 2013. Hygeia Series A holders have the right at any time to convert their Hygeia Series A into common stock of the company at an initial price of $0.108964 per share. This initial conversion price is subject to adjustment for events such as stock splits and dividends.

10.  Members’ Equity for Canterbury

Canterbury is authorized to issue 106,000,000 common units, 7,341,880 profit units and 91,000,000 Canterbury Series A convertible preferred shares (“Canterbury Series A”). In 2012, the Company issued 7,774,260 common units and 2,349,965 profit units and 20,000,064 Series Canterbury Series A convertible preferred units to Hygeia in exchange for assets and liabilities transferred by Hygeia. Hygeia transferred these units to its owners on the same day.

The following is a summary of units issued and outstanding as of December 31, 2012 and September 30, 2013:

			Series A
	Common	Profit	Convertible
	Units	Units	Preferred Units	Total
Balance at December 31, 2011	–	–	–	–

Issued at inception	7,774,260	2,349,965	20,000,064	30,124,289
Issued to existing members	–	–	24,617,714	24,617,714
Issued to founders	–	–	9,127,520	9,127,520
Balance at December 31, 2012 and September 30, 2013	7,774,260	2,349,965	53,745,298	63,869,523

In 2012, the Company issued 24,617,714 new Canterbury Series A convertible preferred stock to existing members at $0.007795 per unit. In addition, 9,127,520 shares of Canterbury Series A were issued to founders, for which no proceeds were received.

The members holding Series A convertible preferred stock have the right to convert, at any time, to common units at $0.007795, the initial Series A conversion price. This initial conversion price is subject to adjustment for events such as stock splits and dividends.

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11.   Canterbury Warrants

In 2012, Canterbury granted warrants to two investors to purchase an aggregate of 803,017 units of Canterbury Series A at an exercise price of $0.007795. The warrants became exercisable immediately and expire on June 9, 2018. On the same date, the Company granted warrants to a consultant to purchase 979,884 units of ownership of the Company’s Series A Units at an exercise price of $0.007795. The warrants do not contain a reset clause, became exercisable immediately and expire on March 31, 2020.

12.   Income Taxes

Canterbury is a limited liability partnership for tax purposes and losses are distributed to the members and not retained by Canterbury. Hygeia is a C Corporation for tax purposes and retains losses at Hygeia. At December 31, 2012 Hygeia had available unused net operating loss carry-forwards that may be applied against future taxable income. Hygeia incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded because of the uncertainty of the realization of any tax assets. The net operating loss carry-forwards for Hygeia, if not realized, will begin to expire in 2028.

For financial reporting purposes, Hygeia has incurred a loss each year since inception. Based on the available objective evidence, including Hygeia’s history and losses, management believes it is more likely than not that the net operating losses will not be fully realized. Accordingly, Hygeia provided for a full valuation allowance against its net operating loss deferred assets at December 31, 2012 and 2011 and at September 30, 2013.

As of December 31, 2011, Hygeia had a deferred tax asset of $687,671 that was fully reserved and a net operating loss carryforward of $1,719,178 for Federal and state tax purposes. As of December 31, 2012, Hygeia had a deferred tax asset of $723,901 that was fully reserved and a net operating loss carryforward of $1,809,752 for Federal and state tax purposes. As of September 30, 2013, Hygeia had a deferred tax asset of approximately $880,000 that was fully reserved and a net operating loss carryforward of approximately $2,200,000 for Federal and state tax purposes. The ability of Hygeia to utilize these net operating loss carryforwards is subject to a number of conditions and significant changes in the ownership structure of Hygeia will significantly impact the availability of these net operating loss carryforwards to reduce taxable income in future periods.

The Company’s total deferred tax assets, deferred tax liabilities and deferred tax asset valuation allowance at December 31, 2012 and 2011 and September 30, 2013 are as follows:

			September 30,
	2012	2011	2013
			(unaudited)

Federal and state net loss carryforwards	$1,809,752	$1,719,178	$2,200,000

Deferred tax assets	$723,901	$687,671	$880,000
Less valuation allowance	(723,901)	(687,671)	(880,000)
Net deferred tax assets	$–	$–	$–

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13.   Related Party Transactions

From time to time prior to February 22, 2012, a stockholder of Hygeia advanced working capital to Hygeia. On February 22, 2012, Hygeia transferred the liability of $62,814 to Canterbury, which remained on the Company’s balance sheet as of September 30, 2013. Stockholder advances are non-interest bearing and due on demand. Accrued expenses at December 31, 2012 and 2011 include $123,858 and $112,662, respectively, for health insurance expenses covering two officers and stockholders of Hygeia and accrued expenses as of September 30, 2013 include $52,346 for health insurance expenses for these officers and members.

14.   Commitments and Contingencies

Payments under Yale License

Hygeia executed the Yale License 2007, which was amended through the years, for the use of the Yale Patents. The Company also has the right to grant sublicenses, to make, sell and use the products created under the license. The final amendment was in February 2012, when Hygeia transferred all rights and obligations for non-prescription products under the Yale License to Canterbury.

License royalty payments totaling $43,500 are due on each of the first five anniversaries following March 2010, ranging from $1,000 to a high of $25,000. The $25,000 annual payment will continue until the royalty payments commence, on the first anniversary of the date of first sale of the first licensed product. License fees were accrued in the amount of $31,000 and $31,986 in 2012 and 2011, respectively. In addition, a non-refundable milestone royalty of $20,000 will be paid within nine months following the first sale of a licensed product. Total license fees due to Yale as of December 31, 2012 and September 30, 2013 were $62,986 and 31,986, respectively. Total license fees due to Yale as of September 30, 2013 were $73,974.

The Yale License is subject to earned royalty payments as follows:

Annual Net Sales	Earned Royalty
0 to $100,000,000	2.0%
$100,000,001 to $200,000,000	2.5%
Over $200,000,000	3.0%

The Annual Minimum Royalty fee is as follows:

1st anniversary	$20,000
2nd anniversary	$20,000
3rd anniversary	$40,000
4th anniversary	$60,000
5th anniversary, and thereafter	$80,000

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Exclusive Development Collaboration with Ferndale Pharma Group, Inc.

On March 28, 2011, the Company signed an EDC with Ferndale Pharma Group Inc. (“Ferndale”) to perform commercial development of Hygeia’s soft estrogen product. Ferndale agreed to be responsible for all costs and expenses associated with the EDC, together with salaries and management services provided by Hygeia, up to a total amount of $280,000. Pursuant to the EDC, Ferndale performed early development studies to identify a lead dermaceutical candidate suitable for aging skin. Following the completion of the EDC studies, Canterbury, on March 22, 2012, entered into a Sublicense Agreement (the “Sublicense”) with Ferndale for the formulation, manufacture, sale and marketing of compounds covered by the Yale License within Ferndale’s established marketing channel for cosmeceuticals. This sublicense provides for a license fee to Canterbury of 10% on Ferndale’s revenues, along with use fees of $20,000 to $100,000 following the start of revenues in certain countries and fees to Canterbury of $100,000 to $400,000 upon achievement of milestone revenue targets. All revenue for the years ended December 31, 2012 and 2011 and for the nine months ended September 30, 2013 were from the EDC with Ferndale.

15.   Subsequent Events

Effective September 30, 2013, Stratus Media Group, Inc. (“Stratus”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Canterbury Acquisition LLC, a wholly owned subsidiary of Stratus (“Canterbury Merger Sub”), Hygeia Acquisition, Inc., a wholly owned subsidiary of Stratus (“Hygeia Merger Sub”), Canterbury, Hygeia and the Company’s Chief Executive Officer as Holder Representative, pursuant to which Stratus will acquire all of the capital stock of Canterbury and Hygeia (the “Mergers”) with Canterbury and Hygeia becoming wholly owned subsidiaries of Stratus. The Mergers closed on November 18, 2013 and the consideration for the Mergers was an aggregate of 115,011,563 restricted shares of Stratus common stock to be issued to the stakeholders of Canterbury and Hygeia. The Mergers are subject to rescission if Stratus has not raised $7.5 million or more in gross financing proceeds by January 15, 2014.

At the closing, the Canterbury Group’s current Chief Executive Officer became President of the two new Stratus subsidiaries, and Canterbury Group’s current Chief Scientific Officer became Vice President of Research and Development of the subsidiaries. In addition, the Canterbury Group’s Chief Executive Officer and Chairman of the Canterbury board of directors became members of the board of directors of Stratus.

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